                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 26, 1994



                          First Financial Corporation
                 ---------------------------------------------
                 (Exact name of registrant as specified in its
                                    charter)



       Wisconsin                        0-11889                  9-1471963
- ------------------------------------------------------------------------------
(State or other jurisdiction of     (Commission File          (I.R.S. Employer
 incorporation or organization)          Number)             Identification No.)



1305 Main Street, Stevens Point, Wisconsin                             54481
- ------------------------------------------------------------------------------
  (Address of principal executive offices)                          (Zip Code)



       Registrant's telephone number, including area code: (715) 341-0400
                                                          ----------------



                                 Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


===============================================================================
                   This Current Report consists of 83 pages.
                        The Exhibit Index is at page 5.

Item 5.  Other Events.

     On October 26, 1994, First Financial Corporation ("FFC") announced that it had entered into an Agreement and Plan of Reorganization dated October 26, 1994 (the "Agreement") among FFC, First Financial Acquisition Company, a wholly owned subsidiary of FFC ("Acquisition Company"), and FirstRock Bancorp, Inc. ("FirstRock") pursuant to which FFC will acquire FirstRock (the "Acquisition") through the merger of FirstRock and Acquisition Company. The Agreement is filed as an exhibit hereto and is incorporated by reference herein. As part of the Acquisition, FirstRock's wholly owned subsidiary, First Federal Savings Bank, F.S.B. ("First Federal"), will be merged into FFC's wholly owned subsidiary, First Financial Bank, FSB ("First Financial"). At September 30, 1994, FirstRock reported total assets of $408.0 million, deposits of $302.5 million and stockholders' equity of $48.6 million.

     Pursuant to the Agreement, the Acquisition is to be accounted for as a pooling of interests, and each share of issued and outstanding FirstRock common stock will convert into the right to receive FFC common stock valued at $27.10, based upon the average of the closing prices of the FFC common stock on The Nasdaq Stock Market during the fifteen trading days on which reportable sales of FFC common stock took place ("Average Trading Price") immediately prior to the third business day before the closing of the Acquisition. Outstanding employee and director options to acquire FirstRock common stock shall be converted into options to acquire FFC common stock. The Agreement may be terminated by FFC if the Average Trading Price of FFC common stock is less than $13.25 (unless FirstRock determines to accept an exchange ratio of 2.06 shares of FFC common stock for each issued and outstanding share of FirstRock common stock) and by FirstRock if the Average Trading Price of FFC Common Stock is greater than $20.00 (unless FFC determines to issue 1.365 shares of FFC common stock for each issued and outstanding share of FirstRock common stock).

     In connection with the Agreement, FirstRock issued a Warrant to FFC (the "Warrant") pursuant to which FFC has the right to acquire up to 475,246 shares of FirstRock common stock at $22.50 per share (the market price of FirstRock common stock on the trading day immediately prior to execution of the Agreement). The Warrant is exercisable only under certain circumstances related primarily to third-party offers for FirstRock or if the transaction is not completed. A copy of the Warrant is filed as an exhibit hereto and is incorporated herein by reference.

     FFC anticipates that the Acquisition will be consummated in the first quarter of 1995 and that at such time, FFC will take an estimated one-time after-tax charge of $4.0 million for restructuring and transaction costs. The Acquisition is subject to receipt of necessary corporate and regulatory approvals and other conditions.

Item 7.    Financial Statements and Exhibits

           c.    Exhibits.

                 Exhibit No.               Description
                 ------------              ------------
                 2.1                       Agreement and Plan of Reorganization
                                           dated October 26, 1994 among First
                                           Financial Corporation, First
                                           Financial Acquisition Company and
                                           FirstRock Bancorp, Inc.

                 2.2 Warrant Agreement dated October 26, 1994 between FirstRock Bancorp, Inc. and First Financial Corporation.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              FIRST FINANCIAL CORPORATION


Dated:  November 3, 1994                      By:     /s/ John C. Seramur
                                                 -----------------------------
                                                      John C. Seramur
                                                      President and Chief
                                                        Executive Officer

                               INDEX TO EXHIBITS

Exhibit
Number                       Exhibit Description                          Page
- ---------                  -----------------------                        ----
2.1                  Agreement and Plan of Reorganization
                     dated October 26, 1994 among First Financial
                     Corporation, First Financial Acquisition
                     Company and FirstRock Bancorp, Inc.

2.2 Warrant Agreement dated October 26, 1994 between FirstRock Bancorp, Inc. and First
                     Financial Corporation.